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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                              SUNTRUST BANKS, INC.

                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

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
                                                                        Year Ended December 31,
                                                ----------------------------------------------------------------------
                                                   2001           2000           1999           1998           1997
                                                ----------------------------------------------------------------------
RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and
    extraordinary gain ....................     $2,019,720     $1,919,556     $1,695,657     $1,498,306     $1,499,599
  Fixed charges ...........................      3,065,973      3,775,173      2,852,180      2,784,251      2,489,432
                                                ----------------------------------------------------------------------
    Total .................................     $5,085,693     $5,694,729     $4,547,837     $4,282,557     $3,989,031
                                                ======================================================================

Fixed charges:
  Interest on deposits ....................     $1,812,385     $2,452,919     $1,626,132     $1,644,229     $1,627,417
  Interest on funds purchased .............        412,218        651,235        749,561        634,086        461,724
  Interest on other short-term borrowings .         63,359         97,903         79,521        127,800        133,814
  Interest on long-term debt ..............        739,012        534,924        359,538        340,664        230,509
  Portion of rents representative of the
    interest factor (1/3) of rental expense         38,999         38,192         37,428         37,472         35,968
                                                ----------------------------------------------------------------------
      Total ...............................     $3,065,973     $3,775,173     $2,852,180     $2,784,251     $2,489,432
                                                ======================================================================

Earnings to fixed charges .................          1.66x          1.51x          1.59x          1.54x          1.60x

RATIO 2 - EXCLUDING DEPOSIT
INTEREST

Earnings:
  Income before income taxes and
    extraordinary gain ....................     $2,019,720     $1,919,556     $1,695,657     $1,498,306     $1,499,599
  Fixed charges ...........................      1,253,588      1,322,254      1,226,048      1,140,022        862,015
                                                ----------------------------------------------------------------------
    Total .................................     $3,273,308     $3,241,810     $2,921,705     $2,638,328     $2,361,614
                                                ======================================================================

Fixed charges:
  Interest on funds purchased .............     $  412,218     $  651,235     $  749,561     $  634,086     $  461,724
  Interest on other short-term borrowings .         63,359         97,903         79,521        127,800        133,814
  Interest on long-term debt ..............        739,012        534,924        359,538        340,664        230,509
  Portion of rents representative of the
    interest factor (1/3) of rental expense         38,999         38,192         37,428         37,472         35,968
                                                ----------------------------------------------------------------------
      Total ...............................     $1,253,588     $1,322,254     $1,226,048     $1,140,022     $  862,015
                                                ======================================================================

Earnings to fixed charges .................          2.61x          2.45x          2.38x          2.31x          2.74x
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